Michael Johnson & Co., LLC

                          Certified Public Accountants

                        9175 East Kenyon Ave., Suite 100

                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                     Fax:(303) 796-0137
Colorado Society of C.P.A.s


February 7, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies/Gentlemen:

We have read the statements made by Rocky Mountain Financial  Enterprises,  Inc.
(RMFE) as presented on the attachment, which we understand will be filed on February 8, 2001 with the Commission, pursuant to Item 4 of Form 8-K, as part of RMFE's Form 8-K report dated February 8, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/Michael Johnson & Co., LLC
Denver, Colorado